UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 4, 2009

PICO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California	033-36383	94-2723335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Prospect Street, Suite 301, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(858) 456-6022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 4, 2009, PICO Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with ThinkEquity LLC (“ThinkEquity”). The Underwriting Agreement provides for the sale of 3,055,556 shares of the Company’s common stock, par value $0.01 per share, to ThinkEquity at $25.65 per share. The price to the public is $27.00 per share. In addition, the Company granted ThinkEquity a 30-day option to purchase an additional 458,333 shares of common stock to cover over-allotments. The transactions contemplated by the Underwriting Agreement are expected to close on June 10, 2009. The shares are being offered and sold pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-147547).

Item 7.01.	Regulation FD Disclosure

On June 5, 2009, the Company issued the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 is being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act.

Certain Forward-Looking Statements

When included in this Current Report on Form 8-K, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would” and similar expressions are intended to identify forward-looking statements as defined by the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from expected or historical results. Such factors include, among others: the demographic changes and general economic and business conditions, including the downturn in the homebuilding industry, liquidity issues of counterparties to the Company’s contracts, and the decline in value in the global equity and fixed-income markets; the Company’s ability to develop and sell or lease water and water rights and changes in the market price of water; business disruption due to natural disasters; the Company’s concentration of water resources in a limited number of assets, primarily in Nevada and Arizona; the effects of competition or political opposition in the markets in which it operates; the changes in, or failure to comply with, existing governmental regulations, including environmental regulations; the ability to successfully acquire and integrate new businesses and assets; the volatile fluctuations in its insurance reserves; liability and other claims asserted against the Company; its ability to attract and retain qualified personnel; the availability and terms of capital; and various other matters, many of which are beyond the Company’s control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. The Company expressly disclaims any obligation or undertaking and it does not intend to release publicly any updates or changes in its expectations concerning the forward-looking statements included in this Current Report on Form 8-K or any changes in events, conditions or circumstances upon which any forward-looking statement may be based. Other risks and uncertainties are detailed from time to time in the Company’s filings with the SEC, including those described under the heading “Risk Factors” in the Company’s annual report, quarterly reports and other periodic reports.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 4, 2009, between the Company and ThinkEquity LLC.

5.1	Opinion of O’Melveny & Myers LLP.

23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1 hereto).

99.1	Press Release of the Company, dated June 5, 2009.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PICO HOLDINGS, INC.

Date: June 5, 2009	By:	/s/ James F. Mosier
James F. Mosier
General Counsel and Secretary